                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                          MPOWER HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           MPOWER HOLDING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mpower Holding Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mpower Holding Corporation (the "Company") will be held at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, on Wednesday, November 12, 2003 at 10:00 a.m. local time, for the following purposes:

          (1) To elect two Class I Directors; and

          (2) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on October 2, 2003, will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our company's headquarters, 175 Sully's Trail, Suite 300, Pittsford, NY 14534, and at the annual meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman
                                          Secretary

October 10, 2003
Pittsford, New York

                           MPOWER HOLDING CORPORATION
                               175 SULLY'S TRAIL
                                   SUITE 300
                              PITTSFORD, NY 14534
                                 (585) 218-6550

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 12, 2003

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on November 12, 2003, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois, 60666, on Wednesday, November 12, 2003, at 10:00 a.m. local time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about October 10, 2003. Our annual report for the year ended December 31, 2002, is being sent to each stockholder of record along with this proxy statement.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, our management will report on our performance during the 2002 year and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, October 2, 2003, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 78,181,651 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us and if it is received in time and not revoked, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Mpower Holding Corporation, 175 Sully's Trail, Suite 300, Pittsford, New York 14534, Attention Russell I. Zuckerman, Secretary.

WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of Class I Directors.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to "WITHHOLD AUTHORITY" with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than the election of directors. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

HOW WILL PROXIES BE SOLICITED?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

IS THERE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

     Yes. This proxy statement and our annual report are available on our web site, www.mpowercom.com.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table shows information known to us with respect to beneficial ownership of common stock as of October 2, 2003, by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 12, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                          NUMBER OF SHARES      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)   OWNERSHIP(2)
------------------------                                ---------------------   -------------
West Highland Capital, Inc.(3)........................        8,919,505             11.41%
Aspen Advisors, LLC(4)................................        6,075,000              7.77%
UBS AG(5).............................................        4,875,184              6.24%
Rolla P. Huff, chief executive officer and chairman of
  the board(6)........................................        1,762,190              2.21%
Joseph M. Wetzel, president and chief operating
  officer(7)..........................................          680,418                 *
S. Gregory Clevenger, executive vice president and
  chief financial officer(8)..........................          811,039              1.03%
Russell I. Zuckerman, senior vice president(9)........          463,950                 *
Michael E. Cahr, director(10).........................          225,000                 *
Anthony J. Cassara, director(11)......................           50,000                 *
Michael M. Earley, director(12).......................          155,000                 *
Robert M. Pomeroy, director(13).......................          180,000                 *
Richard L. Shorten, Jr., director (14)................          155,000                 *
G. Bradley Terry, former president -- sales(15).......           39,999                 *
All executive officers and directors as a group (16
  persons)(6)(7)(8)(9)(10)(11)(12)(13)(14)(16)........        5,137,968              6.19%

---------------

  *  Less than 1% of total.

 (1) In accordance with the Securities and Exchange Commission's rules, each beneficial owner's holdings have been calculated assuming the full exercise of options held by the holder which are currently exercisable or which will become exercisable within 60 days after the date indicated and no exercise of options held by any other person.

 (2) Applicable percentage of ownership for each holder is based on 78,181,651 shares of Common Stock outstanding on October 2, 2003, plus any Common Stock equivalents and presently exercisable stock options held by each such holder, and options held by each such holder which will become exercisable within 60 days after October 10, 2003, the expected mailing date of this proxy statement.

 (3) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003 and a Form 4 filed with the Securities and Exchange Commission on September 15, 2003. West Highland Capital, Inc. ("WHC") is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares owned by them. Lang H. Gerhard is the sole shareholder of WHC and the manager of Estero Partners, LLC, which is a general partner with WHC of West Highland Partners, LP, an investment limited partnership ("WHPLP"). Each of the foregoing is identified on the Schedule 13G as having shared dispositive power of the shares owned by WHC. WHC, Estero and Gerhard are identified in the

     Schedule 13G as a group, and WHPLP disclaims membership in the group. The address of West Highland Capital, Inc. is 300 Drake's Landing Road, Suite 290, Greenbrae, CA 94904.

 (4) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on October 3, 2003 by Aspen Partners, a series of Aspen Capital Partners, LP, Aspen Capital LLC (general partner of Aspen Partners), Aspen Advisors LLC (investment advisor to Aspen Partners) and Nikos Hecht (managing member of Aspen Capital LLC and Aspen Advisors LLC). Aspen Partners directly owns 4,517,991 shares, and Aspen Advisors LLC and Nikos Hecht share the power to vote and dispose of 6,075,000 shares. Aspen Partners, Aspen Capital, Aspen Advisors and Hecht each share the power to vote and dispose of 4,517,991 shares. Aspen Advisors and Hecht share the power to vote and dispose of an additional 1,557,009 shares. The address of Aspen Partners and its affiliates is 152 West 57th Street, 46th Floor, New York, New York 10019.

 (5) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. The address of UBS AG is Bahnhofstrasse 45, 8021 Zurich, Switzerland.

 (6) Mr. Huff's ownership includes options to purchase 1,637,067 shares which are presently exercisable and 25 shares owned by Mr. Huff's wife, of which shares Mr. Huff disclaims beneficial ownership.

 (7) Mr. Wetzel's ownership includes options to purchase 655,418 shares which are presently exercisable.

 (8) Mr. Clevenger's ownership includes options to purchase 769,793 shares which are presently exercisable.

 (9) Mr. Zuckerman's ownership includes options to purchase 441,934 shares which are presently exercisable.

(10) Mr. Cahr's ownership includes options to purchase 155,000 shares which are presently exercisable.

(11) Mr. Cassara's ownership includes options to purchase 50,000 shares which are presently exercisable.

(12) Mr. Earley's ownership includes options to purchase 155,000 shares which are presently exercisable.

(13) Mr. Pomeroy's ownership includes options to purchase 155,000 shares which are presently exercisable.

(14) Mr. Shorten's ownership includes options to purchase 155,000 shares which are presently exercisable.

(15) Mr. Terry's ownership includes options to purchase 39,999 shares which are presently exercisable.

(16) Includes presently exercisable options to purchase 625,303 shares which are held by executive officers not named above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us with respect to transactions during 2002, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     Our by-laws provide that there shall be not less than three, nor more than nine directors. Our board of directors currently consists of six directors, and our board of directors has determined that the board shall consist of six directors for the ensuing year. Each year, at least 25% of our board of directors is to be elected. Our board of directors is currently divided into two classes. Class I consists of two directors -- Rolla P. Huff and Anthony J. Cassara -- whose terms expire at this annual meeting and each of whom is a nominee for re-election. Class II consists of the four directors selected by our noteholders in connection with our emergence from bankruptcy in July 2002. These Class II directors are Michael E. Cahr, Michael M. Earley, Robert M. Pomeroy and Richard L. Shorten, Jr. Under the terms of our by-laws, no Class II director is required to stand for reelection at an annual meeting held before July 30, 2004.

     Our by-laws contemplate that our board of directors will be reclassified into three classes after our 2003 annual meeting of stockholders. Our board will have the discretion to determine the class for each director. The directors elected at the 2003 meeting, however, may not be designated as Class I directors. After designation into the three separate classes, the initial terms of the respective classes of directors will be as follows: Class I directors -- until the first annual meeting of Stockholders after July 30, 2004 (currently expected to be in August 2004), Class II directors -- until the next following year (currently expected to be 2005) and Class III directors -- until the second following year (currently expected to be 2006). All directors elected in 2004 or after will have a three year term. As a result of the foregoing provisions, the directors elected at the 2003 annual meeting of stockholders will be reclassified as Class II or Class III directors and will not be required to stand for reelection until 2005 or 2006.

     The following table sets forth certain information with respect to our board of directors as of September 30, 2003:

NAME                                   AGE                POSITION                DIRECTOR SINCE
----                                   ---                --------                --------------
Rolla P. Huff(3).....................  47    Chief Executive Officer, Chairman         1999
                                             of the Board
Michael E. Cahr(1)(2)................  63    Director                                  2002
Anthony J. Cassara(2)(3).............  48    Director                                  2003
Michael M. Earley(1).................  48    Director                                  2002
Robert M. Pomeroy(1).................  41    Director                                  2002
Richard L. Shorten, Jr.(3)...........  36    Director                                  2002

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

NOMINEES FOR ELECTION AS DIRECTORS

     Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated Rolla P. Huff and Anthony J. Cassara, the two current members of the board constituting Class I directors, to be re-elected. After the reclassification of directors discussed above, the terms of these directors will expire in 2005 or 2006 depending on whether reclassified as Class II or III directors. Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Rolla P. Huff currently serves as our chief executive officer and has been chairman of our board of directors since July 2001. Mr. Huff was elected to our board of directors pursuant to the terms of his employment agreement. In addition, the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding provides for our chief executive officer to serve on our board of directors. Mr. Huff was elected as our chief executive officer and president and as a member of our board of directors in November 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T.

     Anthony J. Cassara has served on our board of directors since May 7, 2003. Since January 2001, Mr. Cassara has been president of Cassara Management Group, Inc., a privately-held business consulting practice focusing on the telecommunications industry. Prior to founding this firm, Mr. Cassara was president of the carrier services division of Frontier Corporation from April 1996 to September 1999, and continued in that position after Frontier was acquired by Global Crossing until December 2000. During his sixteen years with Frontier and Global Crossing from 1984 until December 2000, Mr. Cassara held many executive positions in various domestic and international business units. Mr. Cassara also served as chief executive officer of Pangea, a telecommunications company, from February 2001 until June 2001. Mr. Cassara serves as a director of Flag Telecom, Eschelon Telecom, Inc., InSciTek Microsystems, Inc., and ACN, Inc.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO OUR BOARD OF DIRECTORS. PLEASE NOTE THAT PROXIES CANNOT BE VOTED FOR MORE THAN TWO DIRECTORS.

DIRECTORS WHOSE TERM OF OFFICE CONTINUES

     Michael E. Cahr has served on our board of directors since July 30, 2002. Since April 1999, Mr. Cahr has been president and chief executive officer of Saxony Consultants. He also served as president of that company from 1980 to 1987. During the interim, from 1994 to March 1999, Mr. Cahr served as chairman, president and chief executive officer of Allscripts, a medication management solutions company. From 1987 to 1994, Mr. Cahr was Venture Group Manager for Allstate Venture Capital. Mr. Cahr was president, chief executive officer and owner of Abbey Fishing Company from 1973 to 1980. From 1963 to 1973 Mr. Cahr held various positions at Sun Chemical Corporation. Mr. Cahr also serves as a director of Lifecell Corporation, Truswal Systems and PacificHealth Laboratories, Inc.

     Michael M. Earley has served on our board of directors since July 30, 2002. Mr. Earley has been an advisor to a number of businesses, acting in a variety of management roles since 1997. He was appointed president and chief executive officer of Metropolitan Health Networks, Inc., a provider of healthcare and pharmacy services in March 2003. From January 2001 until March 2003, Mr. Earley was self-employed as a business advisor. During 2000 and 2001, Mr. Earley was a consultant to and acting chief executive officer of Collins Associates, an institutional money management firm. From 1998 to 1999, Mr. Earley served as principal and owner of Triton Group Management Inc., a business advisory concern. From 1994 to 1997, he served as president of Triton Group Ltd., a public diversified holding company. From 1991 to 1993, Mr. Earley was senior vice president, chief financial officer and director of Intermark, Inc. and Triton Group Ltd., during which time the two companies were restructured and consolidated through a pre-arranged Chapter 11 proceeding. From 1986 to 1990, Mr. Earley held the positions of chief financial officer of Triton Group Ltd. and vice president, corporate development for Triton Group Ltd. and Intermark, Inc. Mr. Earley was controller for International Robomation/Intelligence from 1983 to 1985 and an audit and tax member of the Ernst & Whinney accounting firm from 1978 to 1983.

     Robert M. Pomeroy has served on our board of directors since July 30, 2002. Since August 2001, Mr. Pomeroy has been a self-employed financial consultant. From September 2000 to August 2001, Mr. Pomeroy was the chief financial officer of Graphnet, Inc., a multinational data communications carrier. From June 1999 to August 2000, Mr. Pomeroy was a vice president and equity research analyst for Goldman Sachs & Co. where he covered the telecommunications industry. Prior to Goldman Sachs, Mr. Pomeroy was a vice president and equity research analyst with Credit Suisse First Boston from May 1998 to June 1999. Additionally, Mr. Pomeroy is a certified public accountant with substantial auditing experience with multinational public accounting firms.

     Richard L. Shorten, Jr. has served on our board of directors since July 30, 2002. Since August 2000, Mr. Shorten has been the managing member of Silvermine Capital Resources, LLC, a specialty merchant bank focused in the telecommunications and technology sectors and, since August 2001, he has been a partner with Pacific Alliance Limited, LLC. Mr. Shorten has been a director and on the audit committee of First Avenue Networks, Inc., since November 2001 and is currently chairman of the board of directors of that company. As of September 2003, Mr. Shorten is also a director and member of the compensation and governance committees of AboveNet, Inc. (formerly MetroMedia Fibernet). From May 2000 to August 2001, Mr. Shorten was executive vice president and director of Graphnet, Inc. From December 1999 to April 2000, Mr. Shorten served as senior vice president of Data Services for Viatel Inc., following the company's acquisition of Destia Communications, Inc. where he held the position of senior vice president from December 1997 to December 1999. Mr. Shorten was a corporate associate with the Cravath, Swaine and Moore law firm from 1992 to 1997.

     Robert M. Pomeroy, Michael E. Cahr, Richard L. Shorten, Jr. and Michael M. Earley were selected as directors effective July 30, 2002 as designees of the holders of our senior notes due 2010 in accordance with the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding. This plan provides that these individuals will serve for a term of two years during which they cannot be removed without cause. Thereafter, our board of directors will be elected in accordance with our certificate of incorporation, by-laws and applicable law as discussed above.

     None of our current directors is related to any other director or to any executive officer of ours.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

  AUDIT COMMITTEE

     From August 13, 2002 until August 28, 2003, the audit committee was comprised of Messrs. Pomeroy (Chairman), Cahr, Earley and Shorten, each of whom is a non-employee director. Since August 28, 2003, the audit committee has been compromised of Messrs. Pomeroy (Chairman), Cahr and Earley, each of whom is independent under the Nasdaq listing standards. Robert Pomeroy has been identified as the audit committee financial expert. For the period from January 1, 2002 through March 6, 2002, the audit committee was comprised of three former directors. Our audit committee met three times during the 2002 fiscal year.

     Our board of directors and the audit committee have adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter is attached as Appendix A to this proxy statement. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules.

     The purpose of the audit committee is to assist the board of directors in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. Under its charter, the responsibilities of the audit committee include:

     - appointing, compensating and overseeing the work performed by the independent auditors;

     - reviewing the audited financial statements, quarterly financial statements and all internal controls reports;

     - discussing with the independent auditors the matters required by Statement on Auditing Standards No. 61 (which requires the auditors to communicate to the audit committee matters related to the conduct of the audit);

     - reviewing and discussing with management and the independent auditors each quarterly report on Form 10-Q and annual report on Form 10-K prior to filing;

     - meeting privately with the independent auditors and with our internal auditors, as well as our financial staff and management, to review our accounting practices, internal accounting controls and such other matters as the audit committee deems appropriate;

     - reporting to the board of directors its conclusions with respect to the matters that the audit committee has considered; and

     - reviewing and reassessing the adequacy of its charter annually and recommending to the board of directors any necessary amendments for approval.

  COMPENSATION COMMITTEE

     From August 13, 2002 until August 28, 2003, the compensation committee was comprised of Messrs. Earley, Cahr, Pomeroy and Shorten, each of whom is a non-employee director. Since August 28, 2003, the compensation committee has been comprised of Messrs. Cahr (Chairman) and Cassara, each of whom is a non-employee director. For the period from January 1, 2002 through March 6, 2002, the compensation committee was comprised of a single, former director who was not an employee. Our compensation committee met 14 times during the 2002 fiscal year.

     The compensation committee is empowered and authorized, among other things, to: (i) approve the compensation levels, including the annual salary, bonus, and other benefits of each executive officer whose annual base salary is in excess of $250,000, (ii) approve all incentive payments to each executive officer who also serves as a member of the board of directors; (iii) administer our stock option plan; and (iv) review and approve any new employee benefit plan or change to an existing plan.

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the compensation committee during the 2002 fiscal year was ever an officer or employee of our company. No interlocking relationship existed during the 2002 fiscal year between any executive officer of our company and the board of directors or compensation committee of another company.

  NOMINATING COMMITTEE

     We did not have a nominating committee during 2002. On August 28, 2003, our board of directors established a nominating committee that is authorized and empowered to submit to the entire board of directors for its approval the committee's recommendations for nominees to the board of directors. The board of directors appointed Messrs. Huff (chairman of the committee), Cassara and Shorten as members of the nominating committee. The nominating committee will consider nominees recommended by stockholders and information regarding any nominees should be sent to us to the attention of Russell I. Zuckerman, Secretary.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors met 30 times during our 2002 fiscal year. Each incumbent director attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2002 year.

COMPENSATION OF DIRECTORS

     Our outside directors have each received approximately $35,000 as compensation for their services in 2002. In addition, the outside directors were each granted 5,000 stock options on August 8, 2002, and 100,000 stock options on September 18, 2002, with those options vesting immediately on their respective grant dates. Our outside directors will each receive quarterly payments, in advance, of $12,000, paid on January 1, April 1, July 1, and October 1, 2003, as compensation for their services as board members for 2003. The outside directors on the board on December 19, 2002 also received an additional 150,000 non-qualified stock options, with one-third vesting on the grant date of December 19, 2002, one-third on December 19, 2003, and the remaining one-third on December 19, 2004. All of the options granted on December 19, 2002 would become fully vested upon termination of the board member without cause or his resignation for good reason.

                          BOARD AUDIT COMMITTEE REPORT

     The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors. Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee's independence from our company and management.

     Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

     In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2002:

          (1) The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

          (2) The audit committee discussed with Deloitte & Touche, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards).

          (3) The audit committee received the written disclosures and the letter from Deloitte & Touche, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Deloitte & Touche, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

          (4) Based on the audit committee's review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2002.

                                          AUDIT COMMITTEE

                                          Robert M. Pomeroy (Chairman)
                                          Michael M. Earley
                                          Michael E. Cahr

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                               EXECUTIVE OFFICERS

     Our executive officers and directors, and their respective ages as of September 30, 2003, are as follows:

NAME                                        AGE                     POSITION
----                                        ---                     --------
Rolla P. Huff.............................  47    Chief Executive Officer and Chairman of the
                                                  Board
Joseph M. Wetzel..........................  48    President and Chief Operating Officer
S. Gregory Clevenger......................  39    Executive Vice President and Chief Financial
                                                  Officer
Russell I. Zuckerman......................  56    Senior Vice President, General Counsel and
                                                  Corporate Secretary
James E. Ferguson.........................  49    President of Sales and Marketing
Anthony M. Marion, Jr. ...................  52    Vice President, Information Technology
Roger A. Pachuta..........................  60    Senior Vice President, Network Services
Steven A. Reimer..........................  47    Senior Vice President, Customer Operations
Michele D. Sadwick........................  37    Vice President, Customer Base Management
Russell A. Shipley........................  40    New Technology Officer
Michael J. Tschiderer.....................  43    Vice President of Finance and Controller and
                                                  Treasurer

     Rolla P. Huff as a nominee for director, biographical information on Mr. Huff is located above.

     S. Gregory Clevenger has served as our executive vice president and chief financial officer since April 2002. Mr. Clevenger joined our company as senior vice president -- corporate development in January 2000 and served from May 2001 to April 2002 as our executive vice president -- chief strategic and planning officer. He also served on our board of directors from March 2002 until April 2003. From 1997 to December 1999, Mr. Clevenger was vice president of investment banking at Goldman, Sachs & Co. in the communications, media and entertainment group in Singapore and New York. From 1992 to 1997, Mr. Clevenger was an associate and vice president in the investment banking division of Morgan Stanley & Co. Incorporated in New York, Hong Kong and Singapore in a variety of groups including the global telecommunications group and the global project finance and leasing group.

     Joseph M. Wetzel currently serves as our president and chief operating officer. Mr. Wetzel joined our company as president of operations in August 2000, and served in that role from August 2000 through July 2001 and at which time he assumed his current position. He also served on our board of directors from March 2002 until April 2003. From 1997 to 2000, Mr. Wetzel was vice president of technology with MediaOne Group and from 1993 to 1997 was vice president of technology with MediaOne's multimedia group. From 1977 to 1993, Mr. Wetzel served in a number of technology and operational leadership positions within USWest Companies.

     Russell I. Zuckerman joined our company in January 2000 as director of national legal affairs and has served as our secretary since April 2000. Since December 2000, he has served as senior vice president, general counsel and secretary. Prior to December 2000, Mr. Zuckerman had been in private practice since 1973 with Underberg & Kessler, LLP, and served as managing partner and chairman of the firm's litigation department.

     James E. Ferguson joined our company as president of sales and marketing in July 2003. Prior to joining our company, Mr. Ferguson held senior sales leadership positions with Frontier Corporation from September 1996 until September 1999, and then with Global Crossing after its acquisition of Frontier in September 1999 until July 2003 except during the period from August 2001 until June 2002, during which he served as executive vice president -- sales for Myrient, a managed hosting company. During his seven years with Frontier and Global Crossing, Mr. Ferguson served as Frontier's president of the western division and Global Crossing's vice president of the west region, vice president of multi-national accounts and vice president of nextgen markets. Prior to Frontier/Global Crossing, Mr. Ferguson held sales management positions at Cable and Wireless, Sprint, Racal Skynetworks and GTE.

     Anthony M. Marion, Jr. joined our company in June 2000 as vice president of operations support systems planning and development. Since February 2002, he has served as vice president, information technology. Prior to joining our company, Mr. Marion was the executive vice president and chief information officer for Concentrix Corporation, an integrated customer management services business, from September 1999 to June 2000. From March 1998 to September 1999, Mr. Marion was the director of information technology for CTGT Global where he was responsible for Maxcom Telecommunications, a startup CLEC in Mexico City, Mexico. Mr. Marion served as the director of applications maintenance management for Computer Task Group, an information technology services business, from September 1996 to March 1998. From 1991 through 1996 Mr. Marion held various technical management and director-level positions with ACC Corp, a telecommunications business, ultimately serving as the corporate vice president of information technology. Since 1973, Mr. Marion has held various progressive information technology and management positions in education, financial services, health care, telecommunications and consulting services.

     Roger J. Pachuta joined our company as senior vice president of network services in February 2000. Prior to joining our company, Mr. Pachuta held vice president of network field operations and various other network operations positions for AT&T Wireless from 1993 to 2000. From 1987 to 1992, Mr. Pachuta served as vice president of customer and network services for Ameritech Mobile Communications, first starting with that company in 1983. Beginning in 1970, Mr. Pachuta's professional network experience includes engineering and network operations positions at AT&T and Ohio Bell Telephone Company.

     Steven A. Reimer is our senior vice president of customer operations, joining our company in January 2001. Mr. Reimer was formerly with AT&T Broadband from June 1999 to December 2000 where he was most recently vice president of operations. Mr. Reimer joined AT&T Broadband through its acquisition of MediaOne, where he had been vice president of operations from 1994 to June 1999. From 1981 to 1994, Mr. Reimer held management positions at Continental Cablevision, ultimately serving as vice president/district manager. From 1979 to 1981, he was manager of operations for United Cable Television.

     Michele D. Sadwick is our vice president of customer base management, serving in that role since October 2002. Ms. Sadwick joined our company in November 1999 as vice president of corporate communications. Ms. Sadwick previously served as director of internal and external communications for Global Crossing Ltd., joining that firm through its acquisition of Frontier Corporation where she held communications management positions since 1994.

     Russell A. Shipley joined our company in June 2003 as new technology officer. Prior to joining our company, Mr. Shipley served as vice president of operations for Global Name Registry from September 2002 to June 2003. Mr. Shipley provided individual consulting services for startups and telecom investment firms from March 2002 to September 2002. Mr. Shipley served as senior vice president of global network transport operations for Global Crossing from January 2002 to March 2002, vice president of data engineering and operations from June 2000 to December 2001 and as vice president of network services from September 1999 until June 2000. Mr. Shipley joined Global Crossing in September 1999 when it acquired Frontier Corporation, where he had been vice president of network services since June 1999, and was vice president of network planning and development from September 1995 to May 1999. Mr. Shipley held numerous management positions between 1985 and 1994 for Rochester Telephone, the predecessor of Frontier.

     Michael J. Tschiderer joined our company in May 2000 and has served as our vice president of finance and controller since March 2001. He has served as treasurer since April 2003. Mr. Tschiderer served as our vice president, finance and administration from May 2000 to March 2001. Before joining us, Mr. Tschiderer had been a partner in the accounting firm of Bonadio & Co. in Rochester, New York from 1995 to April 2000. He is a certified public accountant in the state of New York.

     All of our current executive officers other than Messrs. Ferguson, Marion and Shipley served in such capacity at the time we initiated our voluntary pre-negotiated petition in bankruptcy in February 2002.

     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2002, December 31, 2001, and December 31, 2000, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and the four most highly compensated executive officers other than the chief executive officer employed by us as of December 31, 2002. This table also indicates the principal capacities in which they served during 2002.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                  LONG TERM
                              ----------------------------------------     COMPENSATION         ALL OTHER
NAME AND PRINCIPAL                                      OTHER ANNUAL          AWARDS          COMPENSATION
POSITION               YEAR   SALARY($)   BONUS($)     COMPENSATION($)     OPTIONS(#)(1)           ($)
------------------     ----   ---------   --------     ---------------     -------------     ---------------
Rolla P. Huff,.......  2002    509,692    624,097(8)        11,834           2,206,250               --
  chief executive      2001    500,000    136,000           50,771             956,250(7)            --
  officer and          2000    500,000         --           67,150             675,000(4)            --
  director(2)
Joseph M. Wetzel,....  2002    263,462    344,537(8)        16,304           1,456,250            3,585
  president and chief  2001    250,000    125,000           38,716             206,250(7)            --
  operating
     officer(3)        2000     77,884    300,000               --             275,000(4)            --
S. Gregory
  Clevenger,.........  2002    236,748    325,787(9)            --           1,428,125               --
  executive vice       2001    200,000     60,077               --             178,125(7)            --
  president chief      2000    182,692    105,000               --              50,000(4)        66,092
  strategic and
  planning and chief
  financial
     officer(5)
Russell I.
  Zuckerman,.........  2002    185,385    227,436(9)            --             925,000               --
  senior vice          2001    178,942     15,000               --              75,000(7)            --
 president -- general  2000     97,528     15,000               --              52,000(4)            --
  counsel and
  secretary
G. Bradley Terry,....  2002    210,000    180,324(9)       220,625(10)          59,999               --
president -- sales(6)  2001    192,769     50,000          122,500                  --               --
                       2000     61,023         --               --                  --               --

---------------

 (1) All stock options issued in 2001 and 2000 have been adjusted to reflect the 3-for-2 stock split on August 28, 2000 and all of these options have now been replaced with the options granted in 2002. The options granted in 2002 are the only remaining options outstanding as of December 31, 2002.

 (2) Mr. Huff's other annual compensation includes various perquisites received by him.

 (3) Mr. Wetzel commenced employment with us in August 2000, and therefore, the salary shown for him for 2000 is for the period from August 2000 through December 2000. Mr. Wetzel's other annual compensation includes various perquisites received by him.

 (4) These options were repriced in September 2001.

 (5) The other compensation received by Mr. Clevenger represents moving expense reimbursements.

 (6) Mr. Terry commenced employment with us in September 2000, therefore, the salary shown for him in 2000 is for the period from September 2000 through December 2000. As of July 18, 2003, Mr. Terry is no longer employed by us.

 (7) The options granted in 2001 replaced all previously granted options and were the only remaining options outstanding as of December 31, 2001.

 (8) Includes 2001 and 2002 annual bonuses, both paid in 2002.

 (9) Includes 2001 and 2002 annual bonuses and various retention payments, all paid in 2002.

(10) Represents forgiveness of his loan pursuant to his October 19, 2001 employment agreement.

EMPLOYMENT AGREEMENTS

     The following is a description of the employment agreements in effect between our company and the executive officers named in the Compensation Table above.

     Rolla P. Huff. Our employment agreement with Mr. Huff in 2002 provided for a base salary of $536,000 per year and an annual bonus of up to 100% of his base salary based on our achievement of certain annual targets to be established by our board of directors in conjunction with our annual operating budget or in the discretion of our board of directors. We entered into an amended employment agreement with Mr. Huff in March 2003 which provides for a reduction in his 2002 base salary of $536,000 per year to a base salary of $402,000 per year and a continuation of his entitlement to an annual bonus of up to 100% of his 2002 base salary. In exchange for this reduction in his base salary, Mr. Huff received 402,000 options to purchase our common stock at an exercise price of $0.19 per share, which was the closing price of our common stock as of the day before the grant. Mr. Huff is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Huff's employment may be terminated by either us or Mr. Huff at any time. Mr. Huff has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. In the event Mr. Huff's employment ceases, Mr. Huff will be entitled to severance pay equal to the greater of (a) $1.5 million or (b) two times the salary and bonus paid to him during the previous 12 months with payments to be made in a lump-sum.

     Joseph M. Wetzel. Our employment agreement with Mr. Wetzel in 2002 provided for a base salary of $300,000 per year and an annual bonus of up to 75% of his base salary based upon achieving established corporate, functional and individual goals. Mr. Wetzel is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Wetzel's employment may be terminated by either us or Mr. Wetzel at any time. Mr. Wetzel has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Wetzel's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Wetzel's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Wetzel will receive severance pay equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made in a lump-sum.

     Mr. Wetzel also received a $300,000 signing bonus at the time he began employment. The signing bonus vests equally over three years with full vesting as of August 2003. If Mr. Wetzel voluntarily terminates his employment or we terminate him for cause prior to full vesting, he will be required to repay the unvested amount.

     S. Gregory Clevenger. Our employment agreement with Mr. Clevenger in 2002 provided for a base salary of $300,000 per year and an annual bonus of up to 75% of his base salary based upon achieving established corporate, functional and individual goals. We entered into an amended employment agreement with Mr. Clevenger in March 2003 which provides for a reduction in his 2002 base salary of $300,000 per year to a base salary of $250,000 per year and a continuation of his entitlement to an annual bonus of up to 75% of his 2002 base salary. In exchange for this reduction in his base salary, Mr. Clevenger received 150,000 options to purchase our common stock at an exercise price of $0.19 per share, which was the closing price for our common stock as of the day before the grant. Mr. Clevenger is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Clevenger's employment may be terminated by either us or Mr. Clevenger at any time. Mr. Clevenger has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Clevenger's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Clevenger's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Clevenger will receive severance pay equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made in a lump-sum.

     Russell I. Zuckerman. Our employment agreement with Mr. Zuckerman in 2002 provided for a base salary of $200,000 per year and an annual bonus of up to 60% of his base salary based upon achieving established corporate, functional and individual goals. We entered into an amended employment agreement with Mr. Zuckerman in March 2003 which provides for a reduction in his 2002 base salary of $200,000 per year to a base salary of $180,000 per year and a continuation of his entitlement to an annual bonus of up to 60% of his 2002 base salary. In exchange for this reduction in his base salary, Mr. Zuckerman received 60,000 options to purchase our common stock at an exercise price of $0.19 per share, which was the closing price for our common stock as of the day before the grant. Mr. Zuckerman is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2004. Mr. Zuckerman's employment may be terminated by either us or Mr. Zuckerman at any time. Mr. Zuckerman has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Zuckerman's employment is terminated by us without cause or there is a material change in Mr. Zuckerman's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Zuckerman will receive severance pay equal to two times the salary and bonus paid to him during the previous 12 months with payments to be made in a lump-sum.

     G. Bradley Terry. Our employment agreement with Mr. Terry provides for a severance benefit of one times base salary as of October 1, 2001, to be paid in a lump sum if terminated by us without cause or voluntarily by the officer for good reason. Mr. Terry has agreed not to participate in a competitive business during the severance period. As of July 18, 2003, Mr. Terry is no longer employed by us.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding all stock options granted in the 2002 fiscal year under our Stock Option Plan to those executive officers named in the Compensation Table above.

                                      % OF
                                      TOTAL
                       NUMBER OF     OPTIONS
                       SECURITIES    GRANTED                 MARKET
                       UNDERLYING      TO                   PRICE OR                 POTENTIAL REALIZED ASSUMED ANNUAL RATES
                        OPTIONS     EMPLOYEES              FAIR VALUE                    OF STOCK PRICE APPRECIATION(1)
                       GRANTED IN   IN FISCAL   EXERCISE    ON DATE     EXPIRATION   ---------------------------------------
                          2002        YEAR       PRICE      OF GRANT       DATE          0%            5%            10%
                       ----------   ---------   --------   ----------   ----------   -----------   -----------   -----------
Rolla P. Huff........    956,250       8.3%      $0.22       $0.38       08/02/12     $153,000      $381,525      $732,126
Rolla P. Huff........  1,250,000      10.9%      $0.18       $0.18       12/19/12     $     --      $141,501      $358,592
Joseph M. Wetzel.....    206,250       1.8%      $0.22       $0.38       08/02/12     $ 33,000      $ 82,290      $157,910
Joseph M. Wetzel.....    100,000       0.9%      $0.22       $0.14       09/18/12     $     --      $     --      $ 13,016
Joseph M. Wetzel.....  1,150,000      10.0%      $0.18       $0.18       12/19/12     $     --      $130,181      $329,905
S. Gregory
  Clevenger..........    178,125       1.6%      $0.22       $0.38       08/02/12     $ 28,500      $ 71,068      $136,376
S. Gregory
  Clevenger..........    100,000       0.9%      $0.22       $0.14       09/18/12     $     --      $     --      $ 13,016
S. Gregory
  Clevenger..........  1,150,000      10.0%      $0.18       $0.18       12/19/12     $     --      $130,181      $329,905
Russell I.
  Zuckerman..........     75,000       0.7%      $0.22       $0.38       08/02/12     $ 12,000      $ 29,923      $ 57,422
Russell I.
  Zuckerman..........    100,000       0.9%      $0.22       $0.14       09/18/12     $     --      $     --      $ 13,016
Russell I.
  Zuckerman..........    750,000       6.5%      $0.18       $0.18       12/19/12     $     --      $ 84,901      $215,155
G. Bradley Terry.....     59,999       0.5%      $0.22       $0.38       08/02/12     $  9,600      $ 23,938      $ 45,937

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows aggregate exercises of options during 2002 and the values of options held as of December 31, 2002 by those executive officers named in the Compensation Table above.

                                                                              VALUE OF UNEXERCISED
                                                             NUMBER OF            IN-THE-MONEY
                                NUMBER OF               UNEXERCISED OPTIONS         OPTIONS
                                 SHARES                  DECEMBER 31, 2002    DECEMBER 31, 2002(1)
                               ACQUIRED ON    VALUE       EXERCISABLE(E)/       EXERCISABLE(E)/
                                EXERCISE     REALIZED    UNEXERCISABLE(U)       UNEXERCISABLE(U)
                               -----------   --------   -------------------   --------------------
Rolla P. Huff................      --          --             735,417(E)           $ 8,333(E)
Rolla P. Huff................      --          --           1,470,833(U)           $16,667(U)
S. Gregory Clevenger.........      --          --             442,709(E)           $ 7,667(E)
S. Gregory Clevenger.........      --          --             985,416(U)           $15,333(U)
Joseph M. Wetzel.............      --          --             452,084(E)           $ 7,667(E)
Joseph M. Wetzel.............      --          --           1,004,166(U)           $15,333(U)
Russell I. Zuckerman.........      --          --             275,000(E)           $ 5,000(E)
Russell I. Zuckerman.........      --          --             650,000(U)           $10,000(U)
G. Bradley Terry.............      --          --              20,000(E)                --(E)
G. Bradley Terry.............      --          --              39,999(U)                --(U)

---------------

(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2002, which was $0.20 per share.

TEN-YEAR OPTION REPRICINGS

     In connection with our emergence from bankruptcy in July 2002, all of our previously granted stock options were cancelled. As of August 2, 2002, our employees received an initial grant of options under our new option plan to replace their cancelled options, on a one-for-one basis. The new options have the same terms and conditions as the corresponding cancelled outstanding employee options, including provisions relating to option period, exercise price, termination of employment and vesting. No adjustment was made to the exercise price that would have otherwise been required under the terms of the existing option agreements upon our recapitalization despite the fact that all of our previously outstanding common stock was exchanged on the basis of approximately one share of new common stock for each 61 shares of common stock outstanding before the reorganization.

     In September 2001, following a continued drop in the price of our common stock, our compensation committee became concerned with the effect of the price drop on employees holding stock options with higher, and in several cases, significantly higher exercise prices. After carefully reviewing the matter, the compensation committee recommended to our board of directors that we offer to all of our active employees the opportunity to have all their existing options cancelled and new options granted with an exercise price equal to the fair market value of the shares on September 27, 2001. All of the terms of the new options were identical to the cancelled options, except that the number of options granted in each case was reduced by 25% and the vesting periods provided for annual vesting over three years beginning on September 27, 2001.

     In September 2000, following a sharp, sudden drop in the price of our common stock, our compensation committee became concerned with the effect of the price drop on employees holding stock options with higher, and in many cases, significantly higher exercise prices. After carefully reviewing the matter, the compensation committee recommended to our board of directors that we offer to all of our active employees, except our chief executive officer, Rolla P. Huff, the opportunity to have all their existing options cancelled and new options granted with an exercise price equal to the fair market value of the shares on September 14,

2000. All of the options granted in September 2000 were exchanged for the options granted in September 2001. The following table shows information regarding option re-pricings for all of our executive officers.

                                                                                                                          LENGTH OF
                                                                                                                          ORIGINAL
                                                                 NUMBER OF       MARKET         EXERCISE                 OPTION TERM
                                                                 SECURITIES     PRICE OF        PRICE OF                  REMAINING
                                                                 UNDERLYING     STOCK AT        STOCK AT        NEW      AT DATE OF
                                                                  OPTIONS        TIME OF         TIME OF      EXERCISE   RE-PRICING
NAME                          PRINCIPAL POSITION        DATE     RE-PRICED    RE-PRICING(3)   RE-PRICING(3)   PRICE(3)    (MONTHS)
----                      ---------------------------  -------   ----------   -------------   -------------   --------   -----------
Rolla P. Huff...........  Chief Executive Officer and  8/02/02    450,000         $0.38          $13.33        $0.22          74
                          Chairman of the Board
Rolla P. Huff...........                               8/02/02    225,000         $0.38          $46.67        $0.22          79
Rolla P. Huff...........                               8/02/02    281,250         $0.38          $36.33        $0.22          79
Rolla P. Huff...........                               9/27/01    450,000(1)      $0.22          $13.33        $0.22          97
Rolla P. Huff...........                               9/27/01    225,000(1)      $0.22          $46.67        $0.22         102
Rolla P. Huff...........                               9/27/01    281,250(1)      $0.22          $36.33        $0.22         102
Joseph M. Wetzel........  President, Chief Operating   8/02/02    150,000         $0.38          $ 8.88        $0.22          85
                          Officer and Director
Joseph M. Wetzel........                               8/02/02     56,250         $0.38          $ 2.53        $0.22          88
Joseph M. Wetzel........                               9/27/01    150,000(1)      $0.22          $ 8.88        $0.22         108
Joseph M. Wetzel........                               9/27/01     56,250(1)      $0.22          $ 2.53        $0.22         110
Joseph M. Wetzel........                               9/14/00    200,000(2)      $8.70          $ 8.88        $8.70         119
Michael R. Daley........  Executive Vice President     9/27/01    225,000         $0.22          $16.67        $0.22          98
                          and Chief Financial Officer
Michael R. Daley........                               9/27/01     56,250         $0.22          $20.00        $0.22         110
Michael R. Daley........                               9/14/00    300,000(2)      $8.70          $16.67        $8.70         110
S. Gregory Clevenger....  Executive Vice President --  8/02/02    140,625         $0.38          $23.58        $0.22          76
                          Chief Financial Officer and
                          Director
S. Gregory Clevenger....                               8/02/02     37,500         $0.38          $ 2.53        $0.22          88
S. Gregory Clevenger....                               9/27/01    140,625(1)      $0.22          $23.58        $0.22          99
S. Gregory Clevenger....                               9/27/01     37,500(1)      $0.22          $ 2.53        $0.22         110
S. Gregory Clevenger....                               9/14/00    187,500(2)      $8.70          $23.58        $8.70         111
Russell I. Zuckerman....  Senior Vice President,       8/02/02     36,000         $0.38          $25.67        $0.22          76
                          General Counsel and
                          Secretary
Russell I. Zuckerman....                               8/02/02      6,000         $0.38          $ 5.50        $0.22          86
Russell I. Zuckerman....                               8/02/02     33,000         $0.38          $ 2.94        $0.22          88
Russell I. Zuckerman....                               9/27/01     36,000(1)      $0.22          $25.67        $0.22          99
Russell I. Zuckerman....                               9/27/01      6,000(1)      $0.22          $ 5.50        $0.22         109
Russell I. Zuckerman....                               9/27/01     33,000(1)      $0.22          $ 2.94        $0.22         111
Russell I. Zuckerman....                               9/14/00     48,000(2)      $8.70          $25.67        $8.70         112
Paul D. Celuch..........  President -- Sales           9/14/00    112,500         $8.70          $32.67        $8.70         116
Michael J. Tschiderer...  Vice President of Finance    8/02/02     33,750         $0.38          $33.87        $0.22          78
                          and Controller
Michael J. Tschiderer...                               8/02/02      5,624         $0.38          $ 2.53        $0.22          88
Michael J. Tschiderer...                               8/02/02      3,750         $0.38          $ 2.53        $0.22          80
Michael J. Tschiderer...                               9/27/01     33,750(1)      $0.22          $33.87        $0.22         100
Michael J. Tschiderer...                               9/27/01      5,624(1)      $0.22          $ 2.53        $0.22         110
Michael J. Tschiderer...                               9/27/01      3,750(1)      $0.22          $ 2.53        $0.22         114
Michael J. Tschiderer...                               9/14/00     45,000(2)      $8.70          $33.87        $8.70         112
Sean T. Higman..........  Vice President and           9/27/01     33,750         $0.22          $32.67        $0.22         105
                          Treasurer
Sean T. Higman..........                               9/27/01      3,750         $0.22          $ 2.53        $0.22         114
Sean T. Higman..........                               9/14/00     45,000(2)      $8.70          $32.67        $8.70         117
Kent F. Heyman..........  Senior Vice President and    9/14/00    112,500         $8.70          $18.33        $8.70         110
                          General Counsel

                                                                                                                          LENGTH OF
                                                                                                                          ORIGINAL
                                                                 NUMBER OF       MARKET         EXERCISE                 OPTION TERM
                                                                 SECURITIES     PRICE OF        PRICE OF                  REMAINING
                                                                 UNDERLYING     STOCK AT        STOCK AT        NEW      AT DATE OF
                                                                  OPTIONS        TIME OF         TIME OF      EXERCISE   RE-PRICING
NAME                          PRINCIPAL POSITION        DATE     RE-PRICED    RE-PRICING(3)   RE-PRICING(3)   PRICE(3)    (MONTHS)
----                      ---------------------------  -------   ----------   -------------   -------------   --------   -----------
Roger J. Pachuta........  Senior Vice President --     8/02/02    112,500         $0.38          $33.87        $0.22          78
                          Network Services
Roger J. Pachuta........                               9/27/01    112,500(1)      $0.22          $33.87        $0.22          85
Roger J. Pachuta........                               9/14/00    150,000(2)      $8.70          $33.87        $8.70         113
Robert Scott............  Senior Vice                  8/02/02     28,125         $0.38          $33.92        $0.22         109
                          President -- Chief
                          Information Officer
Robert Scott............                               8/02/02     56,250         $0.38          $38.00        $0.22         109
Robert Scott............                               9/27/01     28,125(1)      $0.22          $33.92        $0.22         108
Robert Scott............                               9/27/01     56,250(1)      $0.22          $38.00        $0.22          10
Robert Scott............                               9/14/00     37,500(2)      $8.70          $33.92        $8.70         115
Robert Scott............                               9/14/00     75,000(2)      $8.70          $38.00        $8.70         113
Michele Sadwick.........  Vice President Customer      8/02/02     11,250         $0.38          $ 2.53        $0.22          74
                          Base Management
Michele Sadwick.........                               8/02/02     67,500         $0.38          $18.33        $0.22          74
Michele Sadwick.........                               9/27/01     11,250(1)      $0.22          $ 2.53        $0.22         111
Michele Sadwick.........                               9/27/01     67,500(1)      $0.22          $18.33        $0.22          85
Steven Reimer...........  Senior Vice President        8/02/02     75,000         $0.38          $ 2.53        $0.22          87
                          Customer Operations
Steven Reimer...........                               9/27/01     75,000(1)      $0.22          $ 2.53        $0.22         110
G. Bradley Terry........  President of Sales           8/02/02     45,000         $0.38          $ 8.88        $0.22          85
G. Bradley Terry........                               8/02/02     15,000         $0.38          $ 0.95        $0.22         106
G. Bradley Terry........                               9/27/01     15,000(1)      $0.22          $ 0.95        $0.22         117
G. Bradley Terry........                               9/27/01     45,000(1)      $0.22          $ 8.88        $0.22         108
G. Bradley Terry........                               9/14/00     60,000(2)      $8.70          $ 8.88        $8.70         120

---------------

(1) All of these options were exchanged for an identical number of options in August 2002.

(2) All of these options were exchanged for a reduced number of options in September 2001.

(3) The option prices indicated above for periods before and after July 31, 2002, are not comparable in that the common stock outstanding before our emergence from bankruptcy on July 31, 2002 was exchanged for 974,025 shares of new common stock, on the basis of approximately one share for each 61 shares previously outstanding, and 64,025,000 shares of new common stock were issued to the holders of our senior debt and preferred stock. The option prices indicated for periods before July 31, 2002, have not been adjusted for this exchange.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

COMPENSATION GOVERNANCE

     This report describes our executive compensation program and the basis on which the 2002 fiscal year compensation determinations were made by us for our executive officers, including chief executive officer and the executives named in the Compensation Table above. The compensation committee establishes all components of executive pay and recommends or reports its decisions to our board of directors for approval.

     The role of the compensation committee is to approve compensation levels of our executive officers and other officers or employees with an annual base salary in excess of $250,000, to approve incentive payments to each executive officer and to administer our stock option plan.

COMPENSATION PHILOSOPHY

     Our executive compensation programs are designed to enhance the value to our stockholders. This is accomplished through policies and practices that facilitate the achievement of our performance objectives, provide compensation that will attract and retain the talent required to achieve our goals and align our executive officers' interests with the interests of our stockholders.

     Our approach to executive compensation has been designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance our growth and financial performance. Our compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of our stockholders. The compensation committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Our executive compensation policy has three key elements: (i) a long-term component consisting of stock options and stock purchases, (ii) an annual component (base salary), and (iii) performance-based compensation consisting of stock options and/or cash compensation.

BASE SALARY

     The base salaries of executive officers are initially determined by reference to industry standards, individual performance and the scope of responsibility in relation to other officers and key executives within our company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. The base salaries of Rolla P. Huff, Joseph M. Wetzel, S. Gregory Clevenger, Russell I. Zuckerman and certain other officers were negotiated within the context of employment agreements between the officer and us.

     While it is the compensation committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of our geographic location and individual job responsibilities, it is further the intent of the compensation committee to maintain a close relationship between our performance and the base salary component of our executive officers' compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Huff's base compensation was determined by contractual negotiations with Mr. Huff in September 2002 and after considering the market rate for chief executive officers in comparable publicly held companies.

     With respect to Mr. Huff's compensation for 2002, the compensation committee carefully evaluated Mr. Huff's performance, and in particular, the effectiveness of his leadership in handling the reorganization and our successful emergence from Chapter 11. Also considered was the effect of the retention plan for officers instituted in October 2001, the extent to which our management team remained with us during and after the reorganization and our ability to eliminate all long-term debt without impairing ongoing operations. After considering all of these factors, the compensation committee awarded Mr. Huff a bonus of $347,097 for 2002 performance.

     In addition to the award to Mr. Huff of his 2002 bonus, the compensation committee determined that it was essential to continue to provide incentives to senior executives and other key employees with respect to the strategic transactions that were being contemplated by our company. In light of our cash position in December 2002, the compensation committee concluded that the proper incentive for senior management and others would be the granting of additional non-qualified stock options. Mr. Huff was granted 1,250,000 stock options on December 19, 2002, with one-third vesting on the grant date, one-third on December 19, 2003, and one-third on December 19, 2004.

STOCK OPTIONS

     Under our stock option plan, stock options are granted to our executive officers and all other employees. Upon joining our company, an individual's initial option grant is based on the individual's responsibilities and position. Subsequent stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of our business, the compensation committee believes stock option grants are an effective method of incentivizing executives to take a longer term view of our performance and to ensure that our executives' and stockholders' interests are in alignment.

     The exercise price of each option has generally been the market price of our common stock on the date of grant. Option grants given in lieu of a cash bonus typically provide for vesting after one year. Other option grants generally provide for delayed vesting over a period of three to five years. All options have a term of ten years. The compensation committee believes that stock options give executive officers greater incentive throughout the term of the options to strive to operate our company in the manner that directly affects the financial interests of the stockholders both on a long term, as well as a short term, basis.

     In determining the number of option shares to grant to executive officers, the compensation committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendations of the chief executive officer and chief operating officer are of paramount importance in determining stock option awards.

REPRICING OF STOCK OPTIONS

     In connection with our emergence from bankruptcy in July 2002, all of our previously granted stock options were cancelled. As of August 2, 2002, our employees received an initial grant of options under our new option plan to replace their cancelled options, on a one-for-one basis. The new options have the same terms and conditions as the corresponding cancelled outstanding employee options, including provisions relating to option period, exercise price, termination of employment and vesting. No adjustment was made to the exercise price that would have otherwise been required under the terms of the existing option agreements upon our recapitalization despite the fact that all of our previously outstanding common stock was exchanged on the basis of approximately one share of new common stock for each 61 shares of common stock outstanding before the reorganization.

STOCK OPTION PLAN FALL 2002

     In the fall of 2002, we adopted a second stock option plan to be used primarily for grants to key personnel at the end of 2002. Ongoing grants will continue to be issued from the original plan.

PERFORMANCE BONUSES

     For the year 2002, each executive officer was eligible to receive a target bonus under the 2002 Management Incentive Bonus Program equal to a pre-determined percentage of his/her annual base earnings. The 2002 bonuses were paid in December 2002 and January 2003 based on performance in 2002. The 2002 Bonus Program is based upon results of a formula that takes into consideration corporate, regional and individual results. Factors considered in the bonus formula were our corporate and regional revenue, corporate

EBITDA, recurring revenue from data services, and other qualitative factors and personal objectives for each of these executives. Certain thresholds must be achieved in order to receive any payout.

                                          Submitted by

                                          COMPENSATION COMMITTEE

                                          Michael E. Cahr       Anthony J.
                                          Cassara
                                          (Chairman)

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                           RELATED PARTY TRANSACTIONS

     On February 20, 2003, we entered into an agreement with Pacific Alliance Limited, LLC ("PAL") of which one of our directors, Richard L. Shorten, Jr., is a partner. Under the agreement, PAL provided assistance to us in connection with our efforts to finance our working capital requirements. During 2003, PAL received a cash retainer of $60,000 and an additional fee of $158,375 upon the closing of a financing transaction in September 2003. Our arrangement with PAL has now been terminated. We believe the terms and conditions of the agreement were at least as favorable to us as those which we could have received from an unaffiliated third party, and that PAL was well suited to perform the services requested.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares our stock performance to the CRSP Total Return Index for the NASDAQ National Composite Index and the NASDAQ Telecommunications Index. The stock price performance graph assumes an investment of $100 in us and the two indexes, respectively, on December 31, 1998, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from December 31, 1998 through December 31, 2002 is not necessarily indicative of future results.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                           MPOWER HOLDING CORPORATION

              PRODUCED ON 09/22/2003 INCLUDING DATA TO 12/31/2002
(MPOWER TOTAL RETURNS GRAPH)

                                                                                     NASDAQ             NASDAQ NATIONAL COMPOSITE
                                                     MPOWER HOLDING         TELECOMMUNICATIONS INDEX              INDEX
                                                     --------------         ------------------------    -------------------------
12/31/98                                                 100.00                      100.00                      100.00
12/31/99                                                 725.00                      178.74                      185.47
12/31/00                                                 109.82                       76.18                      111.90
12/31/01                                                   9.64                       50.99                       88.82
12/31/02                                                   0.50                       23.50                       61.41

     Notes:

     A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

     C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

     D. The index level for all series was set to $100.00 on 12/31/1998.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                            INDEPENDENT ACCOUNTANTS

     On July 30, 2002, our board of directors approved the decision to dismiss Arthur Andersen LLP ("Andersen") as our independent auditor.

     Except for a going concern modification stated in Andersen's report dated February 6, 2002 which is included in our annual report on Form 10-K for the fiscal year ended December 31, 2001, Andersen's reports on our financial statements for each of the preceding two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years prior to the dismissal of Andersen and the subsequent interim period through July 30, 2002, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements; and (2) no reportable events, as described in Item 304(a)(1)(v) of the Commission's Regulation S-K.

     We provided Andersen with a copy of the foregoing disclosures. We have been unable to obtain a letter from Andersen stating its agreement with the foregoing disclosures. Andersen has advised us that they no longer have an infrastructure to process such requests.

     Effective July 30, 2002, we engaged Deloitte & Touche LLP to serve as our independent auditor. Our board of directors approved the engagement of Deloitte & Touche LLP on July 30, 2002.

     During the two most recent fiscal years prior to the engagement of Deloitte & Touche LLP and the subsequent interim period through July 30, 2002 prior to engaging Deloitte & Touche LLP, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of the Commission's Regulation S-K.

     Our board of directors and audit committee have selected Deloitte & Touche LLP as our independent auditors for the 2003 year. Deloitte & Touche LLP has served as our independent auditors since July 2002. Representatives of Deloitte & Touche LLP are expected to be available by telephone during the annual meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                       FEES PAID TO INDEPENDENT AUDITORS

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2002 and the reviews of our financial statements included in our quarterly reports on Form 10-Q during 2002 were approximately $218,000.

AUDIT-RELATED FEES

     The aggregate fees billed by Deloitte & Touche LLP during the fiscal year ended December 31, 2002 for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were approximately $324,000. These fees were attributable to the Deloitte & Touche LLP re-audit of our financial statements for the years ended December 31, 2001 and December 31, 2000. The re-audits were required as a result of our required adoption of "Accounting for Discontinued Operations."

TAX FEES

     The aggregate fees billed for tax compliance, tax advice and tax planning rendered by Deloitte & Touche LLP to us were approximately $71,000 for the fiscal year ended December 31, 2002 and $43,000 for the fiscal year ended December 31, 2001. The 2002 fees related primarily to the preparation of our income tax returns and, to a lesser extent, tax consulting. The 2001 fees related to the preparation of our income tax returns.

ALL OTHER FEES

     The aggregate fees billed for all other non-audit services rendered by Deloitte & Touche LLP to us for the fiscal year ended December 31, 2002 were approximately $163,000. These fees related to property tax valuations and other property tax consulting. These property tax valuations were performed prior to Deloitte & Touche LLP being selected as our auditors.

     All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must be informed of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management.

                             STOCKHOLDER PROPOSALS

     We currently expect to hold our 2004 annual meeting of stockholders in August and to mail proxy materials in July 2004. In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2004 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, attention: Russell Zuckerman, Secretary, not later than March 17, 2004.

     Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, are required to provide advanced notice of such proposal to us at the aforementioned address not later than May 31, 2004. If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our board of directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, or call us at (585) 218-6550. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman
                                          Secretary

                                                                      APPENDIX A

              AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS OF
                           MPOWER HOLDING CORPORATION

I.  PURPOSE

     The Audit Committee is established by and amongst the Board of Directors (the "Board") for the primary purpose of assisting and acting on behalf of the Board in overseeing all material aspects of MPower Holding Corporation's (the "Company's") reporting, control and audit functions, focusing attention on the following:

     - overseeing and ensuring the integrity of the Company's financial statements;

     - overseeing the Company's compliance with legal and regulatory requirements;

     - overseeing the independent auditor's qualifications and independence;

     - overseeing the performance of the Company's internal audit function; and

     - overseeing the Company's system of disclosure controls and the system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established.

     Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee should also provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board.

     The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to fully execute its duties and responsibilities.

     The Company shall provide appropriate funding, as determined by the Audit Committee, for compensation to the independent auditors and to any advisors that the Audit Committee chooses to engage.

     The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III of this Charter. The Audit Committee will report regularly to the Board of Directors regarding the execution of its duties and responsibilities.

II.  COMPOSITION AND MEETINGS

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors (as defined by all applicable rules and regulations and applicable securities exchange listing standards), and free from any relationship (including disallowed compensatory arrangements) that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

     All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall be a "financial expert" in compliance with the criteria established by the Securities and Exchange Commission (the "SEC") and any applicable securities exchange listing standards. The existence of such member(s) shall be disclosed in periodic filings as required by the SEC. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant, and they shall satisfy the continuing education requirements of any applicable securities exchange.

     Members of the Audit Committee shall satisfy all other requirements of the SEC and any applicable securities exchange.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full

Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

     The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee may ask members of management or others to attend its meetings to provide pertinent information as necessary.

     In addition, as part of its role of providing an open avenue of communication, the Audit Committee should meet periodically with management, the director of the internal auditing department and the independent auditors in separate sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

          1. Review this Charter periodically, and at least annually, and recommend to the Board of Directors any necessary amendments as conditions dictate.

          2. Review the Company's annual financial statements, quarterly financial statements and all internal controls reports (or, in the case of internal control reports, summaries thereof). Review any other relevant reports or financial information submitted (or, if requested by the Audit Committee, proposed to be submitted) by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002, reports rendered by the independent auditors (or summaries thereof), and reports or statements contained or made in any SEC filing concerning or relating to the Audit Committee, any function or task performed by the Audit Committee or any review or recommendation by the Audit Committee.

          3. Review with financial management, the general counsel and the independent auditors each Form 10-Q and Form 10-K proposed to be filed prior to its filing (or, if earlier, prior to the release of earnings).

          4.  Review proposed earnings press releases with management.

          5. Discuss with management financial information and earnings guidance to be provided to analysts and rating agencies. Such discussions may be on general terms (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

          6. Review the regular internal reports (or summaries thereof) to management prepared by the internal auditing department and management's response.

          7. Appoint, compensate and oversee the work performed by the independent auditors for the purpose of preparing or issuing an audit report or related work. Review the performance of the independent auditors and remove the independent auditors if circumstances warrant. The independent auditors shall report directly to the Audit Committee and the Audit Committee shall oversee the resolution of disagreements between management and the independent auditors regarding financial reporting in the event that they arise.

          8. Review with the independent auditors problems or difficulties regarding accounting and financial matters and management's response, and hold timely discussions with the independent auditors regarding the following:

        - all critical accounting policies and practices to be used;

        - all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and

        - other material written communications between the independent auditors and management, including, but not limited to, management letters and schedules of unadjusted differences.

          9. At least annually, obtain and review a report by the independent auditors describing:

        - the firm's internal quality control procedures;

        - any material issues raised by the most recent internal quality control review or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to address any such issues; and

        - all relationships between the independent auditors and the Company.

          10. Review and preapprove both audit and nonaudit services to be provided by the independent auditors. This duty may be delegated to one or more designated members of the Audit Committee, and any such preapproval shall be reported to the Audit Committee at its next regularly scheduled meeting. Approval of nonaudit services shall be disclosed to investors to the extent required by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          11. Set hiring policies, compliant with governing laws or regulations, for employees or former employees of the independent auditors.

          12. In consultation with the independent auditors and the internal auditors, review the adequacy of the Company's financial reporting processes (both internal and external) and its internal controls for detecting accounting and financial reporting errors, fraud, legal violations and noncompliance with laws, regulations or any Code of Ethical Conduct of the Company. The Audit Committee shall receive a report from the Company's legal counsel of evidence of any significant violation of securities laws or breaches of fiduciary duty.

          13. Review with management significant issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and significant issues as to the adequacy of the Company's internal controls and any management action plans and/or special audit steps proposed to be adopted to address significant control deficiencies.

          14. Review analyses prepared by management (and, to the extent applicable, the internal auditing department as noted in item 6 above and the independent auditors as noted in item 8 above) setting forth financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

          15. Review with management the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

          16. Review and approve all related party transactions. "Related parties" include: (1) affiliates of the Company; (2) entities in which investments are accounted for by the equity method by the Company; (3) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; (4) principal owners of the Company; (5) the Company's management; (6) members of the immediate families of principal owners and management of the Company; and (7) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. In addition, a third party is a related party if it can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests. Related parties also shall include such other persons or entities that are deemed to be such by the Audit Committee, whether in accordance with rules and regulations of the SEC, listing standards of any applicable securities exchange or otherwise.

          17. Establish and maintain procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

          18. Establish and maintain procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

          19. Review and advise on the selection and removal of the chief internal audit executive. The Audit Committee must approve any management decision regarding the appointment, reassignment or dismissal of the chief internal audit executive.

          20. Review activities, organizational structure and qualifications of the internal audit department.

          21. Annually, review the internal audit charter, the annual internal audit plan and the process used to develop the plan, and recommend appropriate changes, if any, to the charter and the plan.

          22. Periodically review with the internal audit director any significant difficulties, disagreements with management or scope restrictions encountered in the course of the internal audit department's work.

          23. Establish, review and update periodically a Code of Ethical Conduct, and periodically review with management policies and procedures put in place to ensure compliance with the Code of Ethical Conduct and the effectiveness of such policies and procedures.

          24. Review with management the systems and procedures in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy applicable legal requirements.

          25. Review with the Company's counsel significant legal compliance matters, including corporate securities trading policies.

          26. Review with the Company's counsel any legal matter that could have a significant impact on the Company's financial statements.

          27. Review the Company's policies with respect to risk assessment and risk management, the Company's major financial and accounting risk exposures and the steps management has undertaken to control them and the adequacy of controls to assess, monitor and manage significant financial and operational risks.

          28. Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented, such review to be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.

          29. Prepare the report that the SEC requires be included in the Company's annual proxy statement.

          30. Annually, perform a self-assessment relative to the Audit Committee's purpose, duties and responsibilities outlined herein.

          31. Perform any other activities consistent with this Charter, the Company's by-laws and applicable law as the Audit Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to assure compliance with laws or regulations or of the Company's Code of Ethical Conduct or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company's management is responsible for establishing and maintaining an adequate internal control structure and procedures for financial reporting, the preparation, presentation and integrity of the Company's financial statements, the appropriateness of the accounting principles and reporting policies that are used by the Company and compliance with laws and regulations and any Code of Ethical Conduct by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

                   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING OF STOCKHOLDERS
                                       TO BE HELD NOVEMBER 12, 2003
                                     MPOWER HOLDING CORPORATION

    The undersigned hereby appoints Rolla P. Huff and Russell I. Zuckerman, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock held of record on October 2, 2003, at the Annual Meeting of the Stockholders to be held on November 12, 2003, at 10:00 a.m. (local time) at the Hilton Chicago O'Hare Airport, O'Hare International Airport, Chicago, Illinois 60666, or any adjournment thereof.

1.  Election of Class I Directors

    [ ] FOR all nominees listed below (except as marked to the contrary below)
    [ ] WITHHOLD authority to vote for all nominees listed below

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below).
                      Rolla P. Huff     Anthony J. Cassara
2. In their discretion, the Proxies are authorized to vote upon such other business as may come before the meeting or adjournment thereof.

THIS PROXY, DULY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                           MPOWER HOLDING CORPORATION

                                     PROXY         I PLAN TO ATTEND ____________

    The undersigned hereby acknowledges receipt of the Proxy Statement and Notice of Annual Meeting to be held November 12, 2003.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                         -------------------------------- (SEAL)
                                                Signature

                                         -------------------------------- (SEAL)
                                                Signature

                                                Dated:
                                                --------------------------------

                                                (Please sign exactly as your
                                                name appears hereon. If stock is
                                                registered in more than one
                                                name, each holder should sign.
                                                When signing as an attorney,
                                                administrator, executor,
                                                guardian or trustee, please add
                                                your title as such. If executed
                                                by a corporation, the proxy
                                                should be signed by a duly
                                                authorized officer who should
                                                indicate his or her title).